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[GOODWIN / PROCTER LOGO]
                           Goodwin Procter LLP            T: 617.570.1000
                           Counsellors at Law             F: 617.523.1231
                           Exchange Place                 goodwinprocter.com
                           Boston, MA 02109


July 9, 2004


The Payden & Rygel Investment Group
One Exchange Place
Boston, Massachusetts 02109

Ladies and Gentlemen:

As special Massachusetts counsel to The Payden & Rygel Investment Group, a Massachusetts business trust (the "Trust"), we have been asked to render this opinion in connection with the registration of an unlimited number of shares of the Trust representing interests in the "Payden Plus Fund" (the "Shares"), as more fully described in the prospectus and statement of additional information contained in Amendment No. 33 to the Trust's Registration Statement on Form N-1A (the "Registration Statement").

We have examined such records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinion set forth below. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the prospectus and statement of additional information relating to the Shares as in effect at the time of such issuance and sale, will be validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Trust in the Registration Statement with respect to the valid issuance of the Shares. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.



Sincerely,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER  LLP